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                                                                       EXHIBIT A

          Information with Respect to Executive Officers and Directors
                        Rockefeller & Co., Inc. ("R&Co.")

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                   Name                       Position with Rockefeller & Co.,     Principal Occupation and Place of
                                                            Inc.                               Business
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
1.       McDonald, James S.                 CEO, Pres. and Dir.                   Same (1)
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2.       Sarns, David R.                    Chief Operating Officer               Same (1)
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3.       Davis, Jeffrey P.                  Chief Investment Officer              Same (1)
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4.       Leyden, John T.                    V.P. - Finance and Treasurer          Same (1)
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5.       Strawbridge, David A.              V.P., Secretary and General Counsel   Same (1)
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6.       O'Neill, Abby M.                   Chairman of the Board                 Same (1)
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7.       Berlin, Elizabeth W.               Director                              Non-Profit Director/Trustee (2)
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8.       Broderick, Kevin P.A.              Director                              Director (3)
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9.       Campbell, Colin G.                 Director                              Chairman and President, Colonial
                                                                                  Willamsburg Foundation (4)
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10.      Chasin, Richard M.                 Director                              Member of faculty of Harvard
                                                                                  Medical School (5)
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11.      Flaherty, Pamela P.                Director                              Senior V.P., CitiGroup, Inc.(6)
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12.      Rockefeller, Sr., David            Director                              Non-Profit Director (7)
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13.      Rockefeller, Jr., David            Director                              Non-Profit Director (8)
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14.      Rockefeller, Mark F.               Director                              CEO, IEG SponsorDirect, LLC (9)
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15.      Rockefeller, Michael S.            Director                              CEO, Active Media (10)
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(1)  30 Rockefeller Plaza, 54th Floor, New York, NY (kind of business:
     investment management).

(2) 30 Rockefeller Plaza, Room 5425, New York, NY (kind of business: investment management).

(3) 30 Rockefeller Plaza, Room 5600, New York, NY (kind of business: investment management).

(4)  134 North Henry St., Williamsburg, VA 23856 (kind of business: foundation).

(5)  25 Shatuck St., Boston, MA 02115 (kind of business: education).

(6) 153 E. 53rd St., 4th Floor, New York, NY 10042 (kind of business: financial sevices).

(7) 30 Rockefeller Plaza, Room 5600, New York, NY (kind of business: philanthropy).

(8) 30 Rockefeller Plaza, Room 5600, New York, NY (kind of business: philanthropy).

(9) 30 Rockefeller Plaza, Room 5600, New York, NY (kind of business: sponsorship agency).

(10) 688 Avenue of the Americas-Suite 304 New York, NY (kind of business: interactive media).